UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2011
----------------
Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
------------------------------------------------------
(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35TH TERRACE
FORT LAUDERDALE, FL 33309
--------------------------------------------------
(Address of principal executive offices)

(954) 581-9800
-----------------------------------------
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011 to replace a typographical error in the second paragraph of Item 1.01 regarding the Origination Fee.  In the initial filing, it was reported as $18,000 and has been corrected to $12,000 in this amendment.  All other information in the initial filing remains unchanged.

Item 1.01  Entry into a Material Definitive Agreement

On February 23, 2011, Imaging Diagnostic Systems, Inc. (the “Company” or “Borrower”) entered into a Convertible Promissory Note Agreement  (the “Agreement”) with an unaffiliated third party, JMJ Financial (the “Lender” or “JMJ”), relating to a private placement of a total of up to $1,800,000 in principal amount of a Convertible Promissory Note (the “Note”) providing for advances of a gross amount of $1,600,000 in seven tranches.  The Company is required to file within 10 days from the effective date of an increase of authorized shares to be voted on by shareholders at the next annual meeting, an S-1 Registration Statement (the “Registration Statement”) covering 130,000,000 shares of Company common stock to be reserved for conversion of the Note pursuant to the terms of a Registration Rights Agreement (the “Rights Agreement”) dated February 23, 2011, between the Company and JMJ.  In a letter addendum to the Note dated February 22, 2011, JMJ acknowledged that the Company does not have sufficient authorized shares available to reserve and register pursuant to the terms of the Rights Agreement and agreed not to enforce the required registration of shares until such time as the increase in authorized shares has been approved by the Company’s shareholders.

The Note provides for funding in seven tranches as stipulated in the Funding Schedule attached.  The first tranche of $300,000 was closed on February 24, 2011, and the Company received $258,000 after deductions of $30,000 for a 10% Finder’s Fee and $12,000 for an Origination Fee.  The remaining six tranches are to be funded based on achievement of milestones relating to the Registration Statement, with the final tranche of $300,000 being available 150 days after effectiveness of the Registration Statement, which must be effective 120 days after the date of the Agreement.  For the remaining six tranches, the Company is obligated to pay a Finder’s Fee equal to 7% in cash at each closing date.  The Company may cancel the unfunded portion of the Agreement at a fee of 20% of the unfunded amount.

The Note, after the seven tranches are drawn, would generate net proceeds of $1,467,000 after payment of the Origination Fee and a 7% Finder’s Fee.  JMJ has the option to provide an additional $1,600,000 of funding on substantially the same terms as the first Agreement; however, the Company has the right to cancel, without penalty, the Note Agreement within five days of JMJ’s execution. Once executed and accepted by both parties and five days has passed, cancellation of unfunded payments is permitted at a fee of 20% of the unfunded amount.  Cancellation of funded portions is not permitted.

Prior to the maturity date of February 2, 2014, JMJ may convert both principal and interest into the Company’s common stock at 75% of the average of the three lowest closing prices in the 20 days previous to the conversion.  The Company has the right to enforce a conversion floor of $0.015 per share; however, if the Company receives a conversion notice in which the Conversion Price is less than $0.015 per share, JMJ will incur a conversion loss [(Conversion Loss = $0.015 – Conversion Price) x number of shares being converted] which the Company must make whole by either of the following options: pay the conversion loss in cash or add the conversion loss to the balance of principal due.  Prepayment of the Note is not permitted.

Copies of the Agreement and related documents are attached as exhibits to this Report, and the foregoing summary is qualified by reference to the exhibits.

The Note has a 9% one-time interest charge on the principal sum.  No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversions prior to the maturity date.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.112	Convertible Promissory Note by and between Imaging Diagnostic Systems, Inc. (the “Company” or “Borrower”) and JMJ Financial (the “Lender or “JMJ’’) dated February 23, 2011, Exhibit A
10.113	Letter Addendum to Promissory Note dated February 23, 2011, Exhibit B
10.114	Registration Rights Agreement dated February 23, 2011, Exhibit C

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  March 2, 2011

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer